UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Petroleum Development Corporation
(Doing Business as PDC Energy)
(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000, Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-842-3597

No Change
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation.

The following information is furnished pursuant to both Item 1.01 and 2.03.

On November 5, 2010, Petroleum Development Corporation (dba PDC Energy) (the “Company”), certain subsidiaries of the Company, the lenders party (“Lenders”) thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Second Amended and Restated Credit Agreement (the “Credit Facility”).  The Credit Facility, which will expire in 2015, amends and restates the credit agreement dated November 4, 2005.  The Credit Facility is a five-year senior secured credit facility and provides for as much as $600 million in borrowing capacity, depending upon a number of factors, such as the projected value of PDC’s proven oil and gas assets.  The initial total borrowing base will be a maximum of $350 million.  The borrowing base for the Credit Facility, at any time, will be the loan value assigned to the proved reserves attributable to PDC’s and its subsidiaries’ oil and gas interests.  The borrowing base will be redetermined on a semi-annual basis, based upon an engineering report delivered by the Company, and is also subject to special redeterminations from time to time.  The Credit Facility is available for working capital requirements, capital expenditures, acquisitions, general corporate purposes, and to support letters of credit.

The Company may, from time to time, borrow, repay and re-borrow principal amounts under the Credit Facility.  Outstanding principal amounts bear interest at a varying interest rate that fluctuates with an alternate base rate (equal to the greater of the prime rate, the Federal funds rate plus a premium and 1-month libor plus a premium), or at the election of the Company, at a rate equal to the rate for dollar deposits in the London interbank market for certain time periods.  Additionally, commitment fees, interest margin and other bank fees charged as a component of interest, vary with PDC utilization of the facility.

The Credit Facility is secured by a pledge of the stock of certain of the Company’s subsidiaries, mortgages of certain producing oil and gas properties and substantially all of the Company’s and such subsidiaries’ other assets and contains customary affirmative and negative covenants such as minimum/maximum ratios for liquidity and leverage.  The various limited partnerships sponsored by the Company and for which the Company acts as managing general partners are not guarantors of the Credit Facility.

Information included in this report, and in Exhibit 10.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

EXHIBIT INDEX

Item 9.01   Financial Statements and Exhibits.

Exhibit
No.	Description
10.1	Second Amended and Restated Credit Agreement dated as of November 5, 2010 among Petroleum Development Corporation, as Borrower, Certain Subsidiaries of Borrower, as Guarantors, JP Morgan Chase Bank, N.A. as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Bookrunner and Co-Lead Arranger and BNP Parribas, as Syndication Agent and Co-Lead Arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	November 12, 2010

By:	/s/ Richard W. McCullough

Richard W. McCullough
Chairman and CEO